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                                                                     Exhibit 3.2

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                     BY-LAWS OF THE GREAT ATLANTIC & PACIFIC

                                TEA COMPANY, INC.

                                   As Amended

                                  July 2, 2002


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                                     BY LAWS

                                       OF

                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.



                                   ARTICLE I.

                                    OFFICES.



         SECTION 1. Principal Office. The principal office of The Great Atlantic & Pacific Tea Company, Inc. (hereinafter called the Corporation) in the State of Maryland shall be 1300 Mercantile Bank & Trust Building, 2 Hopkins Plaza in the City of Baltimore. The name of the resident agent in charge thereof is United States Corporation Company.

         SECTION 2. Other Offices. The Corporation may also have an office or offices in the Borough of Montvale, in the State of New Jersey, and at such other place or places either within or without the State of Maryland as the Board of Directors may from time to time determine, or the business of the Corporation may require.



                                   ARTICLE II.

                            MEETING OF STOCKHOLDERS.



         SECTION 1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly be brought before such meeting shall be held on such date between the thirtieth day of June and the thirty-first day of July in each year as may be fixed by the Board of Directors, at such time and place as may be designed by the Board of Directors in the notice thereof.


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         SECTION 2. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time by the Chief Executive Officer, the Chairman of the Board, or the President and shall be called by the Secretary upon written request of three or more members of the Board of Directors or of the holders of shares entitled to not less than twenty-five per cent of all the votes entitled to be cast at any such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve months. Each such special meeting shall be held at such time and place as may be designated in the notice thereof.

         SECTION 3. Notice of Meetings. Notice of time and place of each meeting of the stockholders shall be given to each stockholder entitled to vote at such meeting at least fifteen and not more than ninety days before the day on which the meeting is to be held by mailing such notice in a postage prepaid envelope addressed to him at his post office address as it appears on the records of the Corporation. The notice of a meeting of the stockholders shall also state briefly the objects and purposes thereof as required by law. Any stockholder may at any time, in writing or by telegraph or cable, waive any notice required to be given him under Article 23 of the Annotated Code of Maryland, the Certificate of Incorporation, or these By-Laws.

         SECTION 4. Quorum. At each meeting of the stockholders, except as otherwise expressly provided by statute or the Certificate of Incorporation, the holders of record of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting, present either in person or by proxy, shall constitute a quorum for the transaction of business. If there be no such quorum present the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.


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         SECTION 5. Organization. At each meeting of the stockholders, the
Chairman of the Board shall act as Chairman and preside thereat. In his absence, the following shall act in his stead in the order of precedence stated:
The Chief Executive Officer, the President, the Executive Vice Presidents (if any) in order of seniority of service with the Corporation, the Vice Presidents in order of seniority of service with the Corporation, the Treasurer, or the Assistant Treasurer. The Secretary, or in his absence, the Assistant Secretary or in the absence of both, such person as the Chairman may designate, shall act as secretary of such meeting and keep the minutes thereof.

         SECTION 6. Voting. Except as otherwise provided in the Certificate of Incorporation, each stockholder shall at each meeting of the stockholders be entitled to one vote in person or by proxy for each share of stock of the Corporation entitled to be voted thereat held by him and registered in his name on the books of the Corporation, on such date as may be fixed pursuant to
Section 4 of Article VI as the record date for the determination of stockholders entitled to notice of and to vote at such meeting. At all meetings of the stockholders all matters to be voted upon, except those the manner of deciding which is otherwise expressly regulated by statute or the Certificate of Incorporation, shall be decided by the vote of a majority in interest of the stockholders present in person or by proxy and entitled to vote on such matters. Except in the case of votes for the election of directors and for other matters expressly so regulated by statute, the vote at any meeting of the stockholders on any question need not be by ballot, unless demanded by a stockholder present in person or by proxy and entitled to vote on such matters.

         SECTION 7. List of Stockholders. It shall be the duty of the Secretary who shall have charge of the stock ledger of the Corporation, either directly or through a transfer agent appointed by the Board of Directors, to prepare and make a complete list of the stockholders entitled to vote at any meeting. Such list shall be kept at the place of election during the meeting.

         SECTION 8. Inspectors of Election. Before, or at each meeting of the stockholders, the Chairman of such meeting shall appoint two Inspectors of Election to act thereat. Each Inspector of Election so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an Inspector of Election at such meeting with strict impartiality and according to the best of his ability. Such Inspectors of Election shall take charge of the ballots at such meeting and after the balloting thereat on any question shall count the ballots cast thereon and shall make a report in writing to the Secretary of such meeting of the results thereof.

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                                  ARTICLE III.

                               BOARD OF DIRECTORS.



         SECTION 1. General Powers. The property, business and affairs of the Corporation shall be managed by the Board of Directors.

         SECTION 2. Number, Qualification and Term of Office. The number of directors shall be determined by the vote of a majority of the entire Board of Directors, but such number shall not be decreased to less than three. Any decrease in the number of directors shall not affect the tenure in office of any director. Each director shall hold office until the annual meeting of the stockholders next following his election and until his successor shall have been elected and qualified or until his death, resignation or removal.

         SECTION 3. Resignation and Removal of Directors. Any director may resign at any time by giving notice to the Chief Executive Officer, the Chairman of the Board, the President or the Secretary, in writing. Any such resignation shall take effect at the time specified therein, or, if no time is so specified, upon its receipt. The acceptance of such resignation shall not be necessary to make it effective. At any meeting of stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

         SECTION 4. Vacancies. Any vacancy in the Board of Directors may be filled by vote of the majority of the remaining directors, except that a vacancy occurring by reason of an increase in the number of directors may be filled by vote of a majority of the entire Board, and each director so chosen shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and shall qualify.





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         SECTION 5. Meetings. As soon as practical after each annual meeting of stockholders for the election of directors, the Board of Directors shall meet for the purpose of organizing, for the election of officers, and for the transaction of such other business as may come before the meeting. In addition to such meeting of the Board of Directors, regular meetings of the Board of Directors for the purpose of transacting such business as may properly come before the meeting shall be held at such times as shall be designated by the Board of Directors. All meetings of the Board of Directors shall be held at such places as the Board may designate.

         SECTION 6. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chief Executive Officer, the Chairman of the Board, or by the President, or by the Secretary on the written request of three directors. Notice of such meeting shall be mailed to each director addressed to him at his residence or usual place of business at least five days before the day on which the meeting is to be held. which notice shall designate the time and place of such meeting. Any director may at any time, in writing or by telegraph or cable, waive any notice required to be given him under Article 23 of the Annotated Code of Maryland, the Certificate of Incorporation, or these By-Laws.

         SECTION 7. Organization. At each meeting of the Board of Directors, the Chairman and the Secretary shall be those persons who would have acted in such offices, respectively, at a meeting of the stockholders, as provided for in
Section 5 of Article II of these By-Laws.

         SECTION 8. Quorum and Manner of Acting. One-half of the whole Board of Directors shall constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 9. Compensation. All directors may be allowed a fixed sum for attendance at each meeting of the Board of Directors as may be fixed by resolution of the Board and reimbursement for expenses incurred in connection with the performance of their duties. Directors who are not employees of the Corporation or of any of its subsidiaries may also be paid such annual compensation as may be fixed by resolution of the Board. Members of the Executive Committee or of other committees or boards designated by the Board of Directors may be allowed a fixed sum and expenses incurred for attending meetings of such committees or boards and, if they are not employees of the Corporation or of any of its subsidiaries, may also be paid such annual compensation as may be fixed by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

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         SECTION 10. Committees of Board of Directors.

         (A) The Executive Committee.

         There shall be an Executive Committee, composed of not less than five nor more than seven directors. During the intervals between the meetings of the Board of Directors, the Executive Committee shall have all the powers of the Board and may exercise such powers when the exercise thereof prior to the next regular meeting of the Board of Directors is deemed by the Committee to be necessary in the management and direction of the business and affairs of the Corporation.

         The Executive Committee shall be elected by a majority of the Board of Directors at each Annual Meeting of the Board. A majority of the members of the Executive Committee shall be composed of directors who are not employees of the Company or any of its subsidiaries and alternates for such members, who shall themselves be directors who are not employees of the Company or any of its subsidiaries, shall also be elected. In the absence from a meeting of the Executive Committee of any non-employee member or members thereof, available alternates shall serve in the order their respective names shall appear in the resolution electing them, and shall act and vote in the stead of any such absent non-employee member or members.

         The Executive Committee shall keep minutes of its meetings and a copy of such minutes (or a summary thereof) shall be forwarded promptly to each director, and all action by the Executive Committee shall be reported to the Board of Directors at its next meeting.

         (B) Other Committees.

         The Board of Directors may by resolution designate other committees or boards composed of three or more of its members, which resolution shall set forth the powers of such committees or boards. All action by such other committees or boards shall be reported to the Board of Directors at its next meeting.


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         (C) General.

         A majority of the members of each committee or board shall constitute a quorum, but in the absence of a quorum the remaining members present may designate one or more other directors to act at such meetings in the place of absent members, subject to the provisions of Subsection A of this Section 10.

         Each committee or board may fix its rules of procedure, determine its manner of acting and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by a resolution provide.

         The Board of Directors shall have the power to change the membership of any committee or board (including the Executive committee) at any time, to fill vacancies therein, to discharge any such committee or board, and to remove any member thereof, either with or without cause, at any time.

         SECTION 11. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or Committee.

         The Board of Directors or any committee designated thereby may participate in a meeting of the Board or such committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.


                                   ARTICLE IV.

                                    OFFICERS.


         SECTION 1. The officers of the Corporation shall be a Chief Executive Officer, a Chairman of the Board, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary, a Treasurer, a General Counsel and a Controller. The Board may also elect one or more Vice Chairmen, one or more Executive Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. The same person may hold more than one office, except that the same person shall not hold simultaneously the offices of President and Vice President or Chief Executive Officer and Chief Financial Officer.


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         SECTION 2. Election and Term of Office. The officers shall be elected annually by the Board of Directors. Each officer shall hold office until the next annual election of officers and until his successor shall have been elected and qualified.

         SECTION 3. Resignations and Removal. Any officer may at any time resign in the same manner as provided for a director in Section 3 of Article III. Any officer may be removed, either with or without cause, at any time, by the vote of a majority of the whole Board of Directors.

         SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term at any meeting of the Board of Directors.

         SECTION 5. The Chief Executive Officer. The Chief Executive Officer shall have general and active supervision over the business and affairs of the Company, its officers employees and agents, subject to the control of the Board of Directors, and shall be an ex-officio member of all committees of the Board of Directors, with the exception of the Compensation Policy Committee and the Audit Review Committee.

         SECTION 6. The Chairman of the Board. The Chairman of the Board shall act as Chairman and preside at all meetings of the stockholders and the Board of Directors, and in general shall perform such duties as are incident to the office of Chairman of the Board.

         SECTION 7. [Intentionally Deleted]

         SECTION 8. The President. The President shall in general perform such duties as are incident to the office of President, subject to the control of the Board of Directors, the Chief Executive Officer, or the Chairman of the Board.





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         SECTION 9. Chief Financial Officer. The Chief Financial Officer shall have charge of the financial affairs of the Corporation and shall have such duties as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer, the Chairman of the Board, or the President.

         SECTION 10. Executive Vice Presidents. The Executive Vice Presidents shall have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors, the Chief Executive Officer, the Chairman of the Board, or the President.

         SECTION 11. The Vice Presidents. The Vice Presidents shall have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors, the Chief Executive Officer, the Chairman of the Board, or the President.

         SECTION 12. The Secretary. The Secretary shall record or cause to be recorded all the proceedings of the meetings of the stockholders of the Corporation and the Board of Directors in a book or books to be kept for that purpose; shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by statute or the Certificate of Incorporation; shall have custody of the books and other records (other than the accounting records) and of the seal of the Corporation and shall see that the books, records and other documents required by law (including the stock ledger and the records of the issue, transfer and registration of certificates for shares of stock) are properly kept and filed; shall see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized and shall attest such seal; and in general shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, the Chief Executive Officer, the Chairman of the Board, or the President.

         SECTION 13. Assistant Secretaries. At the request of the Secretary, or in the case of his absence or inability to act, the Assistant Secretary shall perform the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

         SECTION 14. The Treasurer. The Treasurer shall have such duties as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer, the Chairman of the Board, the President, or the Chief Financial Officer. He shall have the authority to enter into and execute on the Company's behalf all banking arrangements.

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         SECTION 15. Assistant Treasurers. At the request of the Treasurer, or in case of his absence or inability to act, the Assistant Treasurer shall perform the duties of the Treasurer, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer.

         SECTION 16. The General Counsel. The General Counsel shall be the chief legal advisor to the Corporation and shall have such powers and perform such duties as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer, the Chairman of the Board, or the President.

         SECTION 17. The Controller. The Controller shall have such powers and perform such duties as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer, the Chairman of the Board, the President, or the Treasurer.

         SECTION 18. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors or by any committee or officer to which or to whom the Board of Directors shall delegate authority so to do.



                                   ARTICLE V.

                          NOTES, CHECKS, PROXIES, ETC.



         SECTION 1. Loans. Loans may be contracted on behalf of the Corporation by those officers duly authorized by a resolution of the Board of Directors. Such authorization will pertain not only to the borrowing of funds but also to the execution and delivery by such officers of bonds, debentures, promissory notes, or other evidences of indebtedness of the Corporation relating thereto.

         SECTION 2. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, or by such agent or agents as may be authorized so to do from time to time by the Board of Directors, the Chief Executive Officer, the Chairman of the Board, the President, the Chief Financial Officer, or the Treasurer.

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         SECTION 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors, the Chief Executive Officer, the Chairman of the Board, the President, the Chief Financial Officer, or the Treasurer shall direct in such banks, trust companies or other depositories as the Board of Directors or such officers may select or as may be selected by any officer or officers, or agent or agents, to whom power in that respect shall have been delegated by the Board of Directors.

         SECTION 4. Proxies in Respect of Stock or Other Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors, the Chief Executive Officer, or in his absence, the President may from time to time appoint on behalf of the Corporation by a proxy in writing an attorney or attorneys, or an agent or agents, to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities, and the Chief Executive Officer, or in his absence, the President may instruct the person or persons so appointed as to the manner of exercising such powers and rights.



                                   ARTICLE VI.

                                 CAPITAL STOCK.



         SECTION 1. Certificates of Stock. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of stock owned by him in the Corporation. Each certificate shall be signed by the Chairman of the Board or President and countersigned by the Chief Financial Officer or the Treasurer and shall be sealed with the corporate seal which may be a facsimile; provided, however, that where such certificate is signed by a transfer agent acting on behalf of the Corporation and a registrar, the signature of any such officer may be by facsimile. In case any officer who has signed any certificate, or whose facsimile signature has been used thereon, ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.


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         SECTION 2. Transfers of Shares. Each transfer of shares of stock of the
Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer agent appointed as provided in Section 3 of this Article, upon the payment of all taxes thereon and the surrender of the certificate or certificates for such shares properly endorsed. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof.

         SECTION 3. Regulations; Transfer Agents, etc. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint one or more transfer agents and one or more registrars, and may require all certificates for shares of stock of the Corporation to bear the signature or signatures of any of them.

         SECTION 4. Record Date. The Board of Directors may fix in advance a date, not exceeding ninety days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date for obtaining any consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

         SECTION 5. Lost, Destroyed and Mutilated Certificates. The holder of any shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may, by resolution, or regulation adopted pursuant to Section 3 of this Article, after the expiration of such period of time as it may determine to be advisable, cause to be issued to him a new certificate or certificates for shares of stock, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board of Directors may, by such resolution or regulation, require the owner of the lost, destroyed or mutilated certificate, or his legal representatives, to give the Corporation a bond in such sum and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, destruction or mutilation of any such certificate or the issuance of such new certificate.

         SECTION 6. Examination of Books by Stockholders. The Board of Directors shall, subject to any applicable statutes, have the power to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the Corporation or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or documents of the Corporation, except as conferred by any such statute unless and until authorized so to do by resolution of the Board of Directors.


                                  ARTICLE VII.

                                      SEAL.

         The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall bear the full name of the Corporation and words and figures indicating the year and state in which the Corporation was incorporated and such other words or figures as the Board of Directors may approve and adopt.


                                  ARTICLE VIII.

                                  FISCAL YEAR.

         The fiscal year of the Corporation shall end on the last Saturday in February of each year.



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                                   ARTICLE IX.

                                   AMENDMENTS.

         These By-Laws may be altered, amended or repealed and new By-Laws adopted by the stockholders or by the Board of Directors by a majority vote at any meeting called for that purpose but no amendment adopted by the stockholders shall thereafter be altered or repealed by the Board of Directors.